Camden National Corporation's Board Declares Quarterly Dividend CAMDEN, Maine, September 26, 2017 /PRNewswire/ -- Gregory A. Dufour, president and chief executive officer of Camden National Corporation (NASDAQ®: CAC; the "Company") announced today that the board of directors of the Company declared a dividend of $0.23 per share payable on October 31, 2017, for shareholders of record on October 13, 2017. About Camden National Corporation Camden National Corporation (NASDAQ:CAC), founded in 1875 and headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.0 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. The Bank provides personalized service through a network of 60 banking centers, 76 ATMs, and lending offices in New Hampshire and Massachusetts, all complimented by 24/7 live phone support. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit CamdenNational.com. Member FDIC. CONTACT: Michael R. Archer, Senior Vice President, Corporate Controller, Camden National Corporation, 800- 860-8821, marcher@camdennational.com